                                                             OMB APPROVAL
                                                      --------------------------
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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                            BELL MICROPRODUCTS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     5) Total fee paid:

--------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

--------------------------------------------------------------------------------

     2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     3) Filing Party:

--------------------------------------------------------------------------------

     4) Date Filed:

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PERSONS WHO POTENTIALLY ARE TO RESPOND TO THE COLLECTION OF INFORMATION
CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (02-02)

                             BELL MICROPRODUCTS INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 24, 2006

TO THE SHAREHOLDERS OF BELL MICROPRODUCTS INC.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Bell Microproducts Inc., a California corporation (the "Company"), will be held on Wednesday, May 24, 2006, at 1:00 p.m., local time, at our offices, 1941 Ringwood Avenue, San Jose, California, for the following purposes:

          1. To elect nine (9) directors to serve for the ensuing year and until their successors are duly elected and qualified.

          2. To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006.

          3. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only shareholders of record at the close of business on April 5, 2006 are entitled to notice of and to vote at the meeting and any continuation or adjournment thereof.

                                        By Order of the Board of Directors


                                        ----------------------------------------
                                        James E. Illson
                                        Chief Operating Officer, President of
                                        Americas and Chief Financial Officer

San Jose, California
April 21, 2006

                             YOUR VOTE IS IMPORTANT

     All shareholders are cordially invited to attend the Annual Meeting in person; however, to ensure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the postage-paid envelope enclosed for that purpose. Returning your proxy will help us ensure a quorum and avoid the additional expense of duplicate proxy solicitations. Any shareholder attending the meeting may vote in person even if he or she has returned the proxy.

                             BELL MICROPRODUCTS INC.
                              1941 RINGWOOD AVENUE
                           SAN JOSE, CALIFORNIA 95131

                                   ----------

             PROXY STATEMENT FOR 2006 ANNUAL MEETING OF SHAREHOLDERS

                                   ----------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed proxy is solicited on behalf of the Board of Directors of Bell Microproducts Inc., a California corporation, for use at the Annual Meeting of Shareholders to be held on Wednesday, May 24, 2006, at 1:00 p.m., local time (the "Annual Meeting"), and at any and all continuations or adjournments thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The meeting is being held at our offices, 1941 Ringwood Avenue, San Jose, California.

     These proxy solicitation materials will first be mailed to shareholders on or about April 21, 2006.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS

     Proposals of shareholders of Bell Microproducts intended to be presented by such shareholders at our 2007 Annual Meeting of Shareholders must be received by us no later than December 22, 2006, in order that they may be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

     Also, if a shareholder proposal intended to be presented at the 2007 Annual Meeting but not included in our proxy statement and proxy is received by us after March 7, 2007, then management named in our proxy form for the 2007 Annual Meeting will have discretionary authority to vote shares represented by such proxies on the shareholder proposal, if presented at the meeting, without including information about the proposal in our proxy materials.

RECORD DATE AND SHARE OWNERSHIP

     Only shareholders of record at the close of business on April 5, 2006 (the "Record Date") are entitled to receive notice of and to vote at the Annual Meeting. We have one class of Common Stock outstanding, $0.01 par value. As of the Record Date, we had outstanding 30,279,466 shares of Common Stock. For information regarding share ownership of officers, directors and holders of more than 5% of the outstanding Common Stock, see "Security Ownership of Certain Beneficial Owners and Management."

REVOCABILITY OF PROXIES

     Any person giving a proxy in the form accompanying this statement has the power to revoke it at any time before it is voted by delivering to the Secretary of Bell Microproducts at our principal executive office, 1941 Ringwood Avenue, San Jose, California 95131, a written notice of revocation or a duly executed proxy bearing a later date, or by attending the meeting and voting in person.

VOTING AND SOLICITATION

     Each shareholder voting for the election of directors may cumulate his or her votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares which the shareholder is entitled to vote, or distribute the shareholder's votes under the same principle among as many candidates as the shareholder chooses, provided that votes may not be cast for more than nine (9) candidates. However, no shareholder shall be entitled to cumulate votes for any candidate unless the candidate's name has been placed in nomination prior to the voting, and the shareholder, or any other shareholder, has given notice at the meeting prior to the voting of the intention to cumulate the shareholder's votes. On all other matters, each share has one vote. The cost of soliciting proxies will be borne by Bell Microproducts. We may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Our directors, officers and employees, without receiving any additional compensation, may solicit proxies personally or by telephone, telegraph or facsimile copy.

QUORUM; VOTES CAST; ABSTENTIONS; BROKER NON-VOTES

     The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of Common Stock issued and outstanding on the Record Date (the "Quorum"). Shares that are voted "For" or "Against" a matter are treated as being present at the meeting for purposes of establishing a Quorum and are also treated as shares "represented and voting" at the Annual Meeting (the "Votes Cast") with respect to such matter.

     While there is no definitive statutory or case law authority in California as to the proper treatment of abstentions in the counting of votes with respect to a proposal, we believe that abstentions should be counted for purposes of determining both (i) the presence or absence of a Quorum and (ii) the total number of Votes Cast with respect to the proposal. In the absence of controlling precedent to the contrary, we intend to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal. Broker non-votes will be counted for purposes of determining the presence or absence of a Quorum, but will not be counted for purposes of determining the number of Votes Cast with respect to a particular proposal.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of the Record Date by (i) each shareholder known by us to be a beneficial owner of more than 5% of our Common Stock; (ii) each director; (iii) each of the Named Executive Officers; and (iv) all current executive officers and directors of Bell Microproducts as a group. Unless otherwise indicated, officers and directors can be reached at our principal executive offices. Except as otherwise indicated, the shareholders named in the table have sole voting and investment power with respect to all shares of Common Stock owned by them.

                                                          BENEFICIAL OWNERSHIP
                                                         ----------------------
                   BENEFICIAL OWNER                      SHARES(#)   PERCENT(1)
                   ----------------                      ---------   ----------
Unicredito Italiano S.p.A. (2)........................   2,957,906      9.8%
Piazza Cordusio 2
20123 Milan, Italy

Paradigm Capital Management, Inc. (3).................   2,646,450      8.7%
Nine Elk Street
Albany, NY 12207

Wells Fargo & Company (4) ............................   2,632,626      8.7%
420 Montgomery Street
San Francisco, CA 94104

Dimensional Fund (5) .................................   2,568,310      8.5%
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401

AXA (6) ..............................................   2,560,240      8.5%
1290 Avenue of the Americas
New York, NY 10104

Century Capital Management LLC (7) ...................   2,208,800      7.3%
100 Federal Street
Boston, MA 02110

CNH Partners, LLC and CNH CA MasterAccount, L.P. (8)..   2,185,029      7.2%
Two Greenwich Plaza, 3rd Floor
Greenwich, CT 06830

Barclays, NA (9)......................................   1,892,863      6.3%
45 Fremont Street
San Francisco, CA 94105

The TCW Business Unit (10) ...........................   1,509,360      5.0%
865 South Figueroa Street
Los Angeles, CA 90017

W. Donald Bell (11)...................................   1,017,985      3.4%

James E. Ousley (12)..................................      75,015         *

Gordon A. Campbell (13)...............................      28,000         *

Edward L. Gelbach (14)................................     188,922         *

Eugene B. Chaiken (15)................................      49,264         *

Glenn E. Penisten (16)................................     118,409         *

David M. Ernsberger (17)..............................      52,039         *

Mark L. Sanders (18)..................................      38,764         *

Roger V. Smith (19)...................................      35,000         *

James E. Illson (20)..................................     282,345         *

Graeme Watt (21)......................................     137,500         *

Richard J. Jacquet (22)...............................      83,366         *

Robert J. Sturgeon (23)...............................      44,548         *

All current directors and executive officers as a
   group (14 persons) (24)............................   2,246,880      7.2%

----------
*    Represents less than 1% of the outstanding shares of Common Stock.

(1) Under the rules of the SEC, shares not actually outstanding are deemed to be beneficially owned by an individual if such individual has the right to acquire the shares within 60 days. Pursuant to such SEC Rules, shares deemed beneficially owned by virtue of an individual's right to acquire them are also treated as outstanding when calculating the percent of the class owned by such individual and when determining the percent owned by any group in which the individual is included.

(2) Unicredito Italiano, S.p.A., an Italian bank, has sole voting and investment power over the shares. Pioneer High Yield Fund, an investment company, has an interest in 2,656,749 of such shares. We have relied on information contained in a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2006, which also indicates that the holdings were formerly reported by Pioneer Global Asset Management S.P.A., Unicredito's subsidiary. Based on other information available to us, we believe that some of these shares represent shares that may be acquired upon conversion of 3.75% convertible subordinated notes.

(3) Paradigm Capital Management, Inc., an investment advisor, has sole voting and investment power over the shares. We have relied on information contained in a Schedule 13G filed with the Securities and Exchange Commission on February 15, 2006.

(4) Wells Fargo & Company filed a Schedule 13G with the Securities and Exchange Commission on January 25, 2006 on behalf of its subsidiaries, Wells Capital Management Incorporated, and Wells Fargo Funds Management, LLC, each of which is an investment advisor, and Wells Fargo Bank, National Association, a bank. Wells Fargo & Company has sole voting power over 2,417,172 of the shares and shared no voting power over the remaining shares, and it has sole dispositive power over 2,535,562 of the shares, shared voting power over 20,764 of the shares and no dispositive power over the remaining shares. Wells Capital Management Incorporated reports that it beneficially owns 2,490,762 shares, with sole voting power over 2,301,100 shares and sole dispositive power over 2,490,762 shares and no voting or dispositive power over the remaining shares.

(5) Dimensional Fund Advisors Inc. has sole voting and dispositive power over all of the shares as an investment advisor to four investment companies and as investment manager to certain other commingled group trusts and separate accounts; however, all shares are owned by the Funds. We have relied on information in a Schedule 13G filed with the Securities and Exchange Commission on February 6, 2006.

(6) According to a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2006 by AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, AXA Courtage Assurance Mutuelle (collectively, "Mutuelles AXA"), AXA and AXA Financial, Inc., AXA owns AXA Financial, which owns several subsidiaries, including Alliance Capital Management L.P. and which has sole power to vote 1,925,975 of the shares, shared power to vote 39,075 of the shares, no voting power over the remaining shares and sole power to dispose of all of the shares.

(7) According to a Schedule 13G filed with the Securities and Exchange Commission on February 9, 2006 by Century Capital Management LLC, an investment advisor, has the sole power to dispose of and the sole power to vote or direct the vote of such shares.

(8) According to a Schedule 13G filed with the Securities and Exchange Commission on January 31, 2006 by CNH Partners, LLC, ("CNH Partners") and CNH CA Master Account, L.P. ("CNH Account"), CNH Partners and CNH Account share voting and dispositive power over the shares, which shares represent shares that may be acquired upon conversion of 3.75% convertible subordinated notes.

(9) According to a Schedule 13G filed with the Securities and Exchange Commission on January 26, 2006 by Barclays Global Investors, NA (a bank), Barclays Global Fund Advisors (an investment advisor), Barclays Global Investors, Ltd. (a bank) and Barclays Global Investors Japan Trust and Banking Company Limited (a bank), (i) Barclays Global Investors, NA has sole voting and dispositive power over 1,179,925 of the shares, (ii) Barclays Global Fund Advisors has sole voting and dispositive power over 712,938 of the shares and (iii) Barclays Global Investors Japan Trust and Banking Company Limited beneficially owns all of the shares and has sole voting power over 1,805,669 of the shares and the sole dispositive power over all of the shares.

(10) Represents shares held by The TCW Group, Inc. ("TCW") and The TCW Business Unit, which is made up of Trust Company of the West, TCW Asset Management Company and TCW Investment Management Company, direct and indirect subsidiaries of TCW. The ultimate parent of TCW is Societe Generale, S.A., a corporation formed under the laws of France. TCW and The TCW Business Unit have shared voting power over 1,386,111 of the shares, no voting power over the remaining shares and shared dispositive power over all of the shares. We have relied on information contained in a Schedule 13G filed with the Securities and Exchange Commission on February 13, 2006.

(11) Includes 671,972 shares held by the Bell Family Trust, 100,000 shares subject to stock options held by Mr. Bell and 37,500 shares subject to restricted stock units held by Mr. Bell.

(12) Includes 48,750 shares subject to stock options held by Mr. Ousley.

(13) Includes 15,000 shares subject to stock options held by Mr. Campbell.

(14) Includes (i) 96,422 shares held by the Edward L. Gelbach 1987 Trust, (ii) 25,000 shares held by ELG Limited, of which Mr. Gelbach is a principal, and
     (iii) 67,500 shares subject to stock options held by Mr. Gelbach.

(15) Includes 45,000 shares subject to stock options held by Mr. Chaiken.

(16) Includes 50,909 shares held by the Penisten Family Trust and 67,500 shares subject to stock options held by Mr. Penisten.

(17) Includes 45,000 shares subject to stock options held by Mr. Ernsberger.

(18) Includes 37,500 shares subject to stock options held by Mr. Sanders.

(19) Includes 30,000 shares subject to stock options held by Mr. Smith.

(20) Includes 263,000 shares subject to stock options and 12,500 shares subject to restricted stock units held by Mr. Illson.

(21) Represents 125,000 shares subject to stock options and 12,500 shares subject to restricted stock units held by Mr. Watt.

(22) Includes 60,500 shares subject to stock options held by Mr. Jacquet.

(23) Includes 44,548 shares subject to stock options held by Mr. Sturgeon.

(24) Includes 962,298 shares subject to stock options and 62,500 shares subject to restricted stock units held by the executive officers and directors.

                              CORPORATE GOVERNANCE

     Our business affairs are conducted under the direction of the Board of Directors in accordance with the California Corporations Code and our Articles of Incorporation and Bylaws. Members of the Board of Directors are informed of our business through discussions with management, by reviewing materials provided to them and by participating in meetings of the Board of Directors and its committees. In February 2004, each of our then current directors attended a seminar with respect to corporate governance and compliance with the Sarbanes-Oxley Act. The corporate governance practices that we follow are summarized below.

CORPORATE GOVERNANCE GUIDELINES

     The Board of Directors has adopted Corporate Governance Guidelines that, along with our Certificate of Incorporation and Bylaws and the charters of the Board committees, provide a framework for the governance of Bell Microproducts. The guidelines are intended to assist the Board in the exercise of its responsibilities and include directives on all areas of the Board's responsibilities. A copy of the guidelines can be found on our website at www.bellmicro.com.

INDEPENDENCE

     The Board has determined that a majority of its members are "independent" as defined by the listing standards of the Nasdaq Stock Market. Our independent directors are Gordon A. Campbell, Glenn E. Penisten, Edward L. Gelbach, Eugene
B. Chaiken, David M. Ernsberger, Mark L. Sanders and Roger V. Smith.

CODE OF ETHICS AND CODE OF CONDUCT/PROPER BUSINESS PRACTICES

     CODE OF ETHICS. The Chief Executive Officer, Chief Financial Officer and the Corporate Controller have signed our Code of Ethics. The Code addresses such topics as acting with honesty and integrity, avoiding conflicts of interest, providing full, fair, timely and accurate disclosure to the SEC and in other public communications and compliance with rules and regulations of governmental and public regulatory agencies. The Code is available free of charge on our website at www.bellmicro.com. and in print to any shareholder who sends a request for a paper copy to Bell Microproducts Inc., Attn. Investor Relations, 1941 Ringwood Avenue, San Jose, CA 95131-1721. We intend to include on our website any amendment to, or waiver from, a provision of its Code that applies to our Chief Executive Officer, Chief Financial Officer and Corporate Controller that relates to any elements of the code of ethics definition enumerated in Item 406 of Regulation S-K.

     CODE OF CONDUCT/PROPER BUSINESS PRACTICES. All employees, including our executive officers, have signed our Code of Conduct/Proper Business Practices. This Code addresses protection and proper use of our assets, compliance with applicable laws and regulations, accuracy and preservation of records, accounting and financial reporting, conflicts of interest and insider trading, among other Bell Microproducts policies. The Code is available free of charge on our website at www.bellmicro.com. and in print to any shareholder who sends a request for a paper copy to Bell Microproducts Inc., Attn. Investor Relations, 1941 Ringwood Avenue, San Jose, CA 95131-1721.

     ETHICS HOT LINE. We have a telephone hot line, managed by a third party, that gives all employees a way to confidentially report any actual or perceived unethical behavior or violations or suspected violations of our Codes.

MEETING ATTENDANCE

     BOARD AND COMMITTEE MEETINGS. During fiscal 2005, the Board held six (6) meetings. Each director attended 100% of the meetings of the Board and the committees on which such director served except Roger Smith who attended five
(5) meetings. Except in extenuating circumstances, all directors must attend a minimum of 75% of the meetings of the Board and the committees on which such director serves.

     ANNUAL MEETING OF SHAREHOLDERS. Our policy is that all directors are expected to attend our annual meetings of shareholders. If a director is unable to attend an annual meeting, the director is requested to provide notice to our Secretary prior to the meeting. Eight (8) directors attended the 2005 annual meeting of shareholders.

EXECUTIVE SESSIONS OF THE BOARD

     An executive session of non-management directors is held at the time of each Board meeting.

COMMITTEES OF THE BOARD

     Our Board of Directors has three standing committees, the Audit Committee, the Compensation Committee and the Governance/Nominating Committee.

     AUDIT COMMITTEE. The Audit Committee currently consists of Eugene B. Chaiken, as Chair, Glenn E. Penisten, Edward L. Gelbach and Roger V. Smith. The Audit Committee was established to review, in consultation with the independent accountants, our financial statements, accounting and other policies, accounting systems and system of internal controls. The Audit Committee has adopted a policy setting forth its procedures with respect to the independence, engagement, evaluation and rotation of our independent accountants as well as the pre-approval of all audit and non-audit services to be provided by the independent accountants. The Board has named Eugene B. Chaiken as the "audit committee financial expert" as defined by Item 401(h)(2) of Regulation S-K under the Securities Act of 1933. We acknowledge that the designation of Mr. Chaiken as the audit committee financial expert does not impose on Mr. Chaiken any duties, obligations or liability that are greater than the duties, obligations and liability imposed on Mr. Chaiken as a member of the Audit Committee and the Board of Directors in the absence of such designation or identification. The Audit Committee's Report is on page 12. The Audit Committee met five (5) times during fiscal year 2005.

     COMPENSATION COMMITTEE. The Compensation Committee currently consists of David M. Ernsberger, as Chair, Mark L. Sanders and Gordon A. Campbell, each of whom is independent. The Compensation Committee was established to review and act on matters relating to compensation levels and benefit plans for the Chief Executive Officer and other key executives of Bell Microproducts, among other things. The Compensation Committee's Report is on page 14. The Compensation Committee met six (6) times during fiscal 2005.

     GOVERNANCE/NOMINATING COMMITTEE. The Governance/Nominating Committee consists of Edward L. Gelbach, as Chair, David M. Ernsberger and Mark L. Sanders, each of whom is independent. The Governance/Nominating Committee was established to select candidates for our Board of Directors, select members of the various committees and address corporate governance matters, among other things. The policies of the Governance/Nominating Committee are described more fully in the Governance/Nominating Committee's Report on page 8. The Governance/Nominating Committee met once during fiscal 2005.

COMMUNICATIONS WITH THE BOARD

     Shareholders may communicate directly with the Board of Directors. All communications should be directed to our Corporate Secretary at the address below and should prominently indicate on the outside of the envelope that it is intended for the Board of Directors or for non-management directors. If no director is specified, the communication will be forwarded to the entire Board. The communication will not be opened before being forwarded to the intended recipient, but it will go through normal security procedures. Shareholder communications to the Board should be sent to:

                       Holly Anderson, Corporate Secretary
                             Bell Microproducts Inc.
                              1941 Ringwood Avenue
                           San Jose, California 95131

COMPENSATION TO NON-EMPLOYEE DIRECTORS

     BOARD AND COMMITTEE FEES. Directors who are not employees of Bell Microproducts receive an annual retainer of $30,000 and a fee of (i) $4,000 per day for each Board meeting attended in person or $2,000 for attendance by telephone. In addition, the Lead Director receives an annual retainer of $15,000, and the Committee Chairs receive annual retainers as follows:

Audit Committee Chair:                             $15,000
Compensation Committee Chair:                      $12,000
Corporate Governance/Nominating Committee Chair:   $ 8,000

Committee members, including the Committee Chairs, receive $2,000 per Committee meeting.

     EQUITY. Under the terms of our 1998 Stock Plan, each non-employee director automatically receives a nonqualified option to purchase 22,500 shares of our Common Stock upon his or her initial election as a director and a nonqualified option to purchase 7,500 shares of Common Stock annually thereafter. As of May 17, 2005, each non-employee director was automatically granted an option to purchase 7,500 shares at an option price of $7.98 per share.

STOCK OWNERSHIP POLICY FOR OFFICERS AND DIRECTORS

     The Board of Directors has adopted stock ownership guidelines as listed below for our non-employee directors, the Chief Executive Officer and all other executive officers. Within five years from the appointment the director or executive officer should attain the ownership guideline. In the case of directors and executive officers elected on or before March 29, 2004, they should attain the ownership guideline on or before March 29, 2009:

     -    Non-employee directors - 5,000 shares

     - Chief Executive Officer - stock having a value equal to a minimum of 1 times the annual salary

     -    Other executive officers - stock having a value equal to a minimum of
          0.5 times the annual salary

                     GOVERNANCE/NOMINATING COMMITTEE REPORT

     In accordance with a written charter adopted by the Board of Directors, the Governance/Nominating Committee assists the Board of Directors with fulfilling its responsibility regarding any matters relating to corporate governance including selection of candidates for our Board of Directors. Its duties shall include oversight of the principles of corporate governance by which Bell Microproducts and the Board shall be governed; the codes of ethical conduct and legal compliance by which Bell Microproducts and its directors, executive officers, employees and agents will be governed; policies for evaluation of the Board and the chairperson; policies for election and reelection of Board members; and policies for succession planning for the Chief Executive Officer, Board chairperson and other Board leaders. In addition, the Committee is responsible for annually reviewing the composition of the Board, focusing on our governance and business needs and requirements, nominating and screening of Board member candidates, evaluating the performance of Board members and recommending the reelection of Board members who are performing effectively and who continue to provide a competency needed on the Board. The Committee has established a performance review process for the directors, which was implemented in the first quarter of 2004, and performance reviews were again conducted in the second quarter of 2005. If a director changes jobs, such director shall tender a letter of resignation to the Governance/Nominating Committee, which will make recommendations as to whether to accept or reject the resignation in a manner that is best for the Board and Bell Microproducts.

     The Governance/Nominating Committee will consider candidates for nomination as a director recommended by shareholders, directors, third party search firms and other sources. In evaluating director nominees, a candidate should have certain minimum qualifications, including being able to read and understand basic financial statements, have high moral character and mature judgment, be able to work collegially with others and not be serving on more than five boards of other public companies. In addition, factors such as the following shall be considered:

     -    appropriate size and diversity of the Board;

     -    needs of the Board with respect to particular talent and experience;

     - knowledge, skills and experience of nominee, including experience in our industry, finance and management and the knowledge, skills and experience of other members of our Board;

     -    familiarity with domestic and international business affairs;

     -    age and legal and regulatory requirements;

     - appreciation of the relationship of our business to the changing needs of society; and

     - desire to balance the benefit of continuity with the periodic injection of the fresh perspective provided by a new member.

     Shareholders who wish to recommend one or more directors must provide written recommendation to the Secretary of Bell Microproducts. Notice of a recommendation must include the shareholder's name, address and the number of Bell Microproducts shares owned, along with information with respect to the person being recommended, i.e. name, age, business address, residence address, current principal occupation, five-year employment history with employer names and a description of the employer's business, the number of shares beneficially owned by the prospective nominee, whether such person can read and understand basic financial statements and other board memberships, if any. The recommendation must be accompanied by a written consent of the prospective nominee to stand for election if nominated by the Board of Directors and to serve if elected by the shareholders. Bell Microproducts may require any nominee to furnish additional information that may be needed to determine the eligibility of the nominee.

     Shareholders who wish to present a proposal at an annual meeting of shareholders must provide a written notice to the Secretary of Bell Microproducts at the address below. For each proposal, the notice must include a brief description of the matter to be brought before the meeting, the reasons to bring the matter before the meeting and the shareholder's name, address, the number of shares such shareholder owns and any material interest the shareholder may have in the proposal. The Secretary will forward the proposals and recommendations to the Governance/Nominating Committee.

                       Holly Anderson, Corporate Secretary
                             Bell Microproducts Inc.
                              1941 Ringwood Avenue
                           San Jose, California 95131

     A copy of the current Governance/Nominating Committee Charter can be found on our website at www.bellmicro.com.

                                        Members of the Governance/Nominating
                                        Committee
                                           Edward L. Gelbach, Chair
                                           David M. Ernsberger
                                           Mark L. Sanders

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

     The Governance/Nominating Committee determined that the number of directors on the Board be set at nine (9) and that the nine people named below be our nominees for election at the Annual Meeting. Unless otherwise instructed by the shareholder, the proxy holders will vote the proxies received by them for our nominees named below. All nominees are currently directors of Bell Microproducts. In the event that any nominee of ours is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the Governance/Nominating Committee of the Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner and in accordance with cumulative voting as will assure the election of as many of the nominees listed below as possible, and in such event the specific nominees to be voted for will be determined by the proxy holders. The term of office of each person elected as a director will continue until the next Annual Meeting of Shareholders or until a successor has been duly elected and qualified.

         THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR"
                           THE NOMINEES LISTED BELOW.

NOMINEES FOR DIRECTOR

     The names of the nominees and certain information about them is set forth below, including information furnished by them as to their principal occupation for the last five years, certain other directorships held by them and their ages as of the Record Date:

Name                         Age   Position(s) with Bell Microproducts   Director Since
----                         ---   -----------------------------------   --------------
W. Donald Bell                68   President, Chief Executive Officer         1987
                                   and Chairman of the Board
James E. Ousley               60   Director                                   1998
Gordon A. Campbell (1)        61   Director                                   1988
Glenn E. Penisten (2)         74   Lead Director                              1988
Edward L. Gelbach (2)(3)      74   Director                                   1993
Eugene B. Chaiken (2)         65   Director                                   1998
David M. Ernsberger (1)(3)    60   Director                                   2002
Mark L. Sanders (1)(3)        62   Director                                   2003
Roger V. Smith (2)            64   Director                                   2004

(1)  Member of the Compensation Committee.

(2)  Member of the Audit Committee.

(3)  Member of the Governance/Nominating Committee.

     W. Donald Bell has been President, Chief Executive Officer and Chairman of the Board of Bell Microproducts since its inception in 1987. Mr. Bell has over 30 years of experience in the electronics industry. Mr. Bell was formerly the President of Ducommun, Inc. and its subsidiary, Kierulff Electronics, Inc., as well as Electronic Arrays, Inc. He has also held senior management positions at Texas Instruments Incorporated, American Microsystems, Inc. and other electronics companies.

     Gordon A. Campbell is a managing member of the general partners of the following venture capital funds: Techfund Capital, L.P., Techfund Capital II, L.P., Techfarm Ventures, L.P. and Techfarm Ventures (Q), L.P. Mr. Campbell has been President of TechFarm Management, Inc., an incubation company for new technology companies, since he founded TechFarm in 1993. Mr. Campbell has founded and been involved in the start-up of numerous Silicon Valley companies, including Seeq, CHIPS and Technologies, Inc., a semiconductor and related device company, 3dfx Interactive and Cobalt Networks. Mr. Campbell also serves as a director of palmOne, Inc.

     Glenn E. Penisten was appointed as our Lead Director in February 2003. Since 1985, Mr. Penisten has served as General Partner of Alpha Venture Partners III, a venture capital fund.

     Edward L. Gelbach served as Senior Vice President and a director of Intel from 1971 to 1988. Mr. Gelbach has been an independent investor since 1989.

     James E. Ousley served as President and CEO of Vytek, Inc., a wireless integration company, from September 2000 until April 2004 when Vytek merged with California Amplifier Inc., now known as CalAmp Corp. From August 1999 to October 2000, Mr. Ousley was President, CEO and Chairman of Syntegra (USA) Inc. From August 1992 to August 1999, Mr. Ousley was President and Chief Executive Officer of Control Data Systems. From February 1990 to July 1992, Mr. Ousley was Executive Vice President of Ceridian. From May 1989 to February 1990, Mr. Ousley was President of Ceridian's Computer Products business. From January 1989 to April 1989, Mr. Ousley was Vice President, Marketing and Sales for Ceridian's Computer

Products business. Mr. Ousley is currently a director of ActivIdentity, Inc., a security software company; Savvis Communication Corporation, a communications company; and Datalink Corporation, an information storage company.

     Eugene B. Chaiken has served, since 1973, as the Chairman and Chief Executive Officer of Almo Corporation, a major appliance, consumer electronics and wire and cable distribution company.

     David M. Ernsberger has served as President of Ernsberger Partnerships, Inc., a consulting and investments company, since founding it in 2001. From 1994 to 2001, Mr. Ernsberger served as Group Vice President of Worldwide Sales and Support for IBM Technology Group. Mr. Ernsberger served as President and Chief Executive Officer of SkillSet Software, Inc. from 1993 to 1994. From 1967 to 1993, Mr. Ernsberger held various senior executive positions with IBM Corporation.

     Mark L. Sanders served as President and Chief Executive Officer of Pinnacle Systems, Inc. from January 1990 to July 2002 and as its Chairman of the Board from July 2002 to March 2004. Prior to that time, Mr. Sanders served in a variety of management positions, most recently as Vice President and General Manager of the Recording Systems Division of Ampex, Inc., a manufacturer of video broadcast equipment. Mr. Sanders is also a director of LookSmart, Ltd.

     Roger V. Smith is President of Smith Venture Group, a venture capital company he founded in 1994. Mr. Smith was a founder of Silicon Valley Bank and served as its Chief Executive Officer from 1983 to 1993 and as its Vice Chairman from 1993 to 1994. Mr. Smith currently serves as a director and Chairman of the audit committee of Focus Ventures. Mr. Smith also serves on the Board of Directors of Venture Lending & Leasing III, Inc., a management investment company.

VOTE REQUIRED

     The nine (9) nominees receiving the highest number of affirmative votes of the shares entitled to be voted for them shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no other legal effect in the election of directors under California law. No shareholder may vote for more than nine (9) persons for director.

                                   PROPOSAL 2
              RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
                             PUBLIC ACCOUNTING FIRM

     The Audit Committee has selected PricewaterhouseCoopers LLP, independent registered public accounting firm, to audit our financial statements for the current fiscal year ending December 31, 2006. PricewaterhouseCoopers LLP has audited our financial statements annually since 1988. Although it is not required to do so, the Board wishes to submit the selection of PricewaterhouseCoopers LLP to the shareholders for ratification. In the event that a majority of the Votes Cast are against the ratification, the Audit Committee will reconsider its selection.

     A representative of PricewaterhouseCoopers LLP will be present at the meeting to make a statement if such representative desires to do so and to respond to appropriate questions.

     The Board of Directors recommends that shareholders vote "FOR" the ratification of appointment of independent accountants.

AUDIT FEES

     We paid the following fees to PricewaterhouseCoopers LLP for fiscal years 2004 and 2005:

                        FY 2004      FY 2005
                      ----------   ----------
Audit Fees            $  850,000   $  763,000
Sarbanes-Oxley Fees    1,005,000      881,000
Audit-Related Fees       105,000      268,000
Tax Fees                 304,000      188,000
All Other Fees           279,000      103,000
Total                 $2,543,000   $2,203,000

     Audit fees are for professional services rendered for the audit of our annual financial statements, our controls and procedures and review of financial statements included in our Forms 10-Q or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements.

     The Sarbanes-Oxley fees are for fees relating to compliance with the Sarbanes-Oxley Act in setting up internal controls with respect to financial reporting.

     Audit-related fees are for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under "Audit Fees." These services include employee benefit plan audits, accounting consultations in connection with acquisitions and response to the SEC's comments on prior reports and registration statement filings.

     Tax fees include fees for services provided in connection with tax compliance, planning and reporting.

     All other fees include $200,000 for fees in connection with an acquisition and $79,000 paid in connection with registration statements in 2004 and represent fees in connection with acquisitions in 2005.

     The Audit Committee has considered whether provision of the above non-audit services is compatible with maintaining PricewaterhouseCoopers LLP's independence and has determined that such services are compatible with maintaining PricewaterhouseCoopers LLP's independence.

PRE-APPROVAL POLICY

     Pursuant to the Audit Committee's pre-approval policy, it is responsible for pre-approving all audit and permitted non-audit services to be performed for us by our independent auditors or any other auditing or accounting firm. The Audit Committee may delegate pre-approval authority to one or more of its members, and such member or members must report all pre-approval decisions to the Audit Committee at its next scheduled meeting.

                             AUDIT COMMITTEE REPORT

     The Board of Directors maintains an Audit Committee comprised of three of our outside directors. The Board of Directors and the Audit Committee believe that the Audit Committee's current member composition satisfies the rule of the National Association of Securities Dealers, Inc. ("NASD") that governs audit committee composition, Rule 4350(d)(2), including the requirement that audit committee members all be "independent directors" as that term is defined by NASD Rule 4200(a)(14).

     In accordance with its written charter (set forth in Appendix A to the proxy statement for our 2004 annual meeting) adopted by the Board of Directors, the Audit Committee assists the Board of Directors with fulfilling its oversight responsibility regarding the quality and integrity of the accounting, auditing and financial reporting practices of Bell Microproducts. In discharging its oversight responsibilities regarding the audit process, the Audit Committee:

     (1) reviewed and discussed the audited financial statements with management;

     (2) discussed with the independent auditors the material required to be discussed by Statement on Auditing Standards No. 61; and

     (3) reviewed the written disclosures and the letter from the independent auditors required by the Independence Standards Board's Standard No. 1, and discussed with the independent auditors any relationships that may impact their objectivity and independence.

     Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2005, as filed with the Securities and Exchange Commission.

                                        Members of the Audit Committee:
                                           Eugene B. Chaiken, Chair
                                           Edward L. Gelbach
                                           Glenn E. Penisten
                                           Roger V. Smith

                       ADDITIONAL INFORMATION RELATING TO
                  DIRECTORS AND OFFICERS OF BELL MICROPRODUCTS

CERTAIN TRANSACTIONS

     During the most recent fiscal year, Bell Microproducts has had no transactions in which any director or executive officer, or any other member of their immediate family of any director or executive officer, had a material direct or indirect interest reportable under applicable Securities and Exchange commission rules, and there are no such transactions proposed

EMPLOYMENT AGREEMENTS

     We entered into an employment agreement with the Chief Executive Officer effective July 1, 1999 that has been amended on several occasions since that time. In addition to defining his salary, target incentives and other benefits, the agreement provides for a covenant for him not to compete with Bell Microproducts for a two-year period following his termination from Bell Microproducts and in the event that his employment is terminated by us without cause, severance benefits equal to his base salary through the termination date of the agreement, vesting of 100% of his then unvested stock options and restricted stock units and payment of a certain amount of his earned EPS (earnings per share) enhancement incentive. The employment agreement is scheduled to terminate on June 6, 2007.

     We have also entered into employment agreements with the other Named Executive Officers that provide for covenants not to compete with Bell Microproducts for periods ranging from 12 months to 24 months following their termination of employment; and, in the case of termination without cause, severance payments equal to their base salary for periods ranging from six months to twelve months.

     In 2005, we entered into Management Retention Agreements with W. Donald Bell, Richard J. Jacquet, Robert J. Sturgeon, James E. Illson and Graeme Watt. The Management Retention Agreements have three-year terms and are automatically extended for successive one year periods unless terminated, amended or modified by the Company. The Management Retention Agreements provide that in the event the employee's employment terminates within 12 months following a change of control, then the employee is entitled to receive the following severance benefits. If the employee is involuntarily terminated other than for cause, then the employee will receive a cash payment equal to the employee's base annual salary, paid employee benefits for one year from the date of the change of control or until the date that the employee becomes covered under another employer's benefit plans and full vesting of unvested stock options and restricted stock units. In the event that the employee's employment is terminated for any reason either prior to the occurrence of a change of control or after the 12-month period following a change of control, then the employee is entitled only to receive severance and other benefits under established severance and benefits plans and practices or pursuant to other agreements with us.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires that directors, certain officers of Bell Microproducts and ten percent shareholders file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC") as to our securities beneficially owned by them. Such persons are also required by SEC rules to furnish us with copies of all Section 16(a) forms they file.

     Based solely on its review of copies of Forms 3 and 4 and amendments thereto furnished to us pursuant to Rule 16a-3(e) and Forms 5 and amendments thereto furnished to us with respect to our most recent fiscal year, and any written representations referred to in Item 405(b)(2)(i) of Regulation S-K stating that no Forms 5 were required, we believe that, during fiscal year 2005, all Section 16(a) filing requirements applicable to our officers, directors and ten percent shareholders were complied with, except that five Forms 4 reporting an aggregate of fifteen transactions were filed late on behalf of Don Bell and a Form 4 reporting an option grant was filed late on behalf of each of Phil Roussey, Robert Sturgeon, Jim Illson and Dick Jacquet.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No interlocking relationship exists among members of our Board of Directors or Compensation Committee and the Board of Directors or Compensation Committee of any other company.

COMPENSATION COMMITTEE REPORT

     The Compensation Committee is comprised of Messrs. David Ernsberger, Gordon Campbell and Mark L. Sanders, all of whom are non-employee directors. The Committee administers and approves all elements of compensation for the executive officers. Decisions by the Compensation Committee relating to the compensation of our executive officers are reviewed by the full Board (which did not modify or reject any Compensation Committee decisions during 2005). The Charter of the Compensation Committee is available on our website at www.bellmicro.com.

                          COMPENSATION COMMITTEE REPORT

     COMPENSATION PHILOSOPHY. This report reflects the Compensation Committee's executive officer compensation philosophy for the year ended December 31, 2005 as endorsed by the Board of Directors. The resulting actions taken by Bell Microproducts are shown in the compensation tables supporting this report. The Compensation Committee approves the compensation levels and compensation components for the executive officers. With regard to compensation actions affecting the Chief Executive Officer, all of the non-employee members of the Board of Directors acted as the approving body. In carrying out its duties, the Compensation Committee intends to make all reasonable attempts to comply with the requirements to exempt executive compensation from the $1 million deduction limitation under 162(m) of the Internal Revenue Code, unless the Committee determines that such compliance in given circumstances would not be in the best interests of Bell Microproducts and its shareholders.

     The Compensation Committee's executive compensation policies are designed as follows:

     Compensation Philosophy:

     Bell Microproducts profit performance and execution must drive executive pay. Rewards must reflect and reinforce Bell Microproducts' focus on financial management and bottom line performance.

     Executive Pay Program Imperatives:

     Executive pay must directly and substantially link short-term rewards to measurable corporate and individual performance, provide long-term rewards based on creating shareholder value, and provide competitive compensation to attract, motivate and retain top talent.

     The executive compensation program is viewed in total considering all of the component parts: base salary, annual performance incentive compensation, benefits (including a car allowance for certain Named Executive Officers (as defined below)), and long-term incentive opportunity in the form of stock options, restricted stock units and stock ownership.

     Base Salary:

     Base salary is geared to be competitive with our peer benchmark companies up to the 50th percentile.

     Annual Performance Incentive Compensation:

     Annual variable compensation is highly leveraged and based on achieving organizational and individual profit and strategic objectives.

     Total Cash Compensation:

     At 100% achievement of objectives, total cash compensation is positioned at or above the 50th percentile of peer benchmark companies.

     Equity:

     Stock option and restricted stock unit awards serve as a long-term incentive to increase shareholder value. Meaningful equity opportunities are provided to those executives most responsible for driving results. Actual awards reflect individual performance and retention objectives. Bell Microproducts generally ties the granting of restricted stock units to the achievement of profit goals.

     At the beginning of each fiscal year, or upon an individual being appointed an executive officer, the Committee sets a target bonus amount for each executive officer. Performance goals for purposes of determining annual incentive compensation are established, which may include earnings per share, pre-tax profit and other strategic and financial measurements. Senior management, including the Named Executive Officers, have the potential to earn significantly higher levels of incentive compensation if we exceed our targets. The target incentive compensation levels established by the Compensation Committee for 2005 expressed as a percentage of base salary for the Chief Executive Officer was 100% and for all Named Executive Officers as a group was approximately 54%.

     PEER BENCHMARK COMPANY REVIEW. In 2005, the Compensation Committee retained Compensia, an executive compensation consulting firm, to assist the Committee in analyzing the level of executive compensation. Compensia assisted the Committee with confirming its executive compensation philosophy that is stated above, identifying what peer benchmark companies the Committee should use, and comparing the level of compensation for the Company's executives with these peer benchmark companies. The Committee identified IT distributors, contract manufactures and broad high-tech suppliers of the company to bench mark against. The result of this comparison was that Bell Microproducts' total cash compensation for its executives was 91% of the total cash compensation paid at the peer benchmark companies.

     STOCK OWNERSHIP REQUIREMENTS. We have established stock ownership guidelines for the CEO and other executive officers to increase their equity stake in Bell Microproducts and more closely align their interests with those of the shareholders. The guidelines are:

     1. CEO: Stock having a value equal to a minimum of 1 times the annual base salary,

     2.   Other executive officers: Stock having a value equal to a minimum of
          0.5 times the annual base salary.

     The ownership guidelines are to be met within five years of appointment of the Chief Executive Officer and other executive officers. In the case of executive officers elected on or before March 29, 2004, they should attain the ownership guidelines on or before March 29, 2009.

     2005 COMPENSATION OF THE CHIEF EXECUTIVE OFFICER AND OTHER NAMED EXECUTIVE OFFICERS. For 2005, the Committee developed an annual incentive plan based on meeting profit goals, annual objectives, and strategic initiatives The plan allowed for quarterly advance payments based on performance against quarterly profit goals with an annual reconciliation at year end based on total year financial performance. The Committee provided for an additional incentive for the Chief Executive Officer to exceed profit targets for 2005.

     In 2005 to bring the Chief Executive Officer's compensation more in line with peer benchmark companies, his salary was increased to $632,500 per year and his annual variable target incentive was increased to $632,500. In addition, the Committee identified several strategic initiatives for the Chief Executive Officer to accomplish with an added target cash incentive of $225,000 for 100% accomplishment. During 2005, the Chief Executive Officer was paid incentives totaling $442,807 that represented 51.6% of what he would have been paid for 100% accomplishment of his financial objectives, annual objectives and strategic initiatives. All other Named Executive Officers were paid incentives of less than the target incentive they would have received for 100% accomplishment of their financial and strategic objectives.

     OTHER COMPENSATION PLANS. We have adopted certain broad-based employee benefit plans, in which all employees, including the Named Executive Officers, are permitted to participate on the same terms and conditions relating to eligibility and generally subject to the same limitations on the amounts that may be contributed or the benefits payable under those plans. Under our 401(k) Plan, which is a defined contribution plan qualified under Sections 401(a) and 401(k) of the Code, participants, including the Named Executive Officers in the United States, can contribute a percentage of their annual compensation. Although the 401(k) Plan allows for us to make matching contributions, we did not make a matching contribution for participants in 2005. In addition, we have provided a Supplemental Executive Retirement Plan for Mr. Bell. Effective July 1, 2002, the Board of Directors approved a change to Mr. Bell's employment agreement granting him a non-qualified Supplemental Executive Retirement Plan ("SERP"). In 2005, in lieu of granting Mr. Bell additional stock options, the Board of Directors increased his SERP amount. The SERP is geared to retain Mr. Bell as our Chief Executive Officer and provides supplemental income benefits to Mr. Bell or his survivors upon his retirement or death. In addition, effective July 2002, the Board of Directors approved additional death benefits to other key employees. The funding of these plans is through company-owned life insurance policies for its benefit on the life of Mr. Bell and the other key employees. A grantor "rabbi" trust is being established for the purpose of accumulating funds with which to meet our future obligations under these plans. Although the trust is irrevocable with certain exceptions, the benefits under the plans remain our obligation; however, it is estimated that the proceeds from the life insurance benefits will be sufficient to recover, over time, the full cost of the benefits being provided, plus the cost of insurance.

                                        Compensation Committee
                                        David M. Ernsberger, Chair
                                        Gordon A. Campbell
                                        Mark L. Sanders

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth the compensation for the three fiscal years ended December 31, 2005 to the Chief Executive Officer and the other most highly compensated executive officers based on salary and bonus earned or accrued for fiscal year 2005 (the "Named Executive Officers").


                                                             Annual Compensation                   Long-Term
                                                     -----------------------------------     Compensation Awards
                                                                                Other      ------------------------
                                                                               Annual      Restricted    Securities     All Other
                                                      Salary                Compensation      Stock      Underlying   Compensation
Name and Principal Position            Fiscal Year      ($)     Bonus ($)        ($)       Awards ($)   Options (#)        ($)
---------------------------            -----------   --------   ---------   ------------   ----------   -----------   ------------
W. Donald Bell                             2005      $598,865    $442,807    $ 3,600(1)          --(2)         --      $149,913(3)
   President, Chief Executive              2004       550,000     993,333      3,600        867,000            --        16,941
   Officer and Chairman of the Board       2003       550,000     556,600      3,600        542,000       100,000        16,941

James E. Illson                            2005      $450,000    $136,400    $ 3,600(1)    $399,000(2)     16,000      $ 10,682(4)
   Executive VP Finance &                  2004       381,779     272,338      3,600        269,200         5,000        10,682
   Operations and Chief Financial          2003       342,500     182,400      3,600             --        50,000        10,682
   Officer

Graeme Watt                                2005      $493,155    $      0    $79,530(6)    $399,000(2)         --            --
   President, Europe(5)                    2004       395,779     137,270     56,922             --       250,000            --

Richard J. Jacquet                         2005      $224,000    $ 98,800         --             --(2)      6,000      $ 15,935(4)
   Sr. Vice President of                   2004       186,950     111,581         --             --            --        15,935
   Human Resources                         2003       185,000     101,696         --       $149,061        25,000        15,935

Robert J. Sturgeon                         2005      $215,000    $103,929         --             --(2)     10,000      $ 10,351(4)
VP of Information Technology               2004       200,000     123,088         --             --            --        10,351
                                           2003       200,000      88,320         --       $ 36,141        20,000        10,351

----------
(1)  Represents a car allowance paid by Bell Microproducts.

(2) On May 17, 2005, 50,000 restricted stock units were granted to each of Mr. Illson and Mr. Watt. The value of the restricted stock units shown above is determined by multiplying the number of restricted stock units granted on the date of grant by $7.98 on May 17, 2005, the closing price of a share of Common Stock on such date. The restricted stock units vest 25% annually. The total number of restricted stock units outstanding at December 31, 2005 and the value based on the closing price of a share of Common Stock on such date are: Mr. Bell, 162,500 units ($1,243,125), Mr. Illson, 80,000 units ($612,000), Mr. Watt, 50,000 units ($382,500), Mr. Jacquet, 21,250 units
     ($162,563), and Mr. Sturgeon, 10,834 units ($82,880). Restricted stock units are not entitled to earn dividends, and the holders are not entitled to vote the shares underlying the units.

(3) Represents premium payments for company-owned Life Insurance that funds the Supplemental Executive Retirement Plan.

(4) Represents the applicable portion of the premium paid by us for life insurance on the executive officer, of which we are the owner and beneficiary; provided, however, that we have agreed to use part of the proceeds to fund a death benefit for the executive officer.

(5) All payments to Mr. Watt are paid in British pounds and have been converted to U.S. dollars as of December 31, 2005.

(6) Represents car allowance of $11,560, benefit allowance of $44,851 and pension contribution of $23,119.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table provides information with respect to option grants in fiscal year 2005 to the Named Executive Officers.

                                                                                Potential Realizable Value at
                      Number of       Percent of                                Assumed Annual Rates of Stock
                      Securities    Total Options                               Price Appreciation for Option
                      Underlying      Granted to     Exercise or                             Term(1)
                       Options       Employees in     Base Price   Expiration   -----------------------------
       Name          Granted (#)   Fiscal Year (%)    ($/Share)       Date               5%        10%
       ----          -----------   ---------------   -----------   ----------         -------   --------
W. Donald Bell            --              --                --            --               --         --
James E. Illson       16,000(2)          3.6%           $10.28      08/03/10          $45,443   $100,417
Graeme Watt               --              --                --            --               --         --
Richard J. Jacquet     6,000             1.3%           $10.28      08/03/10          $25,110   $ 58,517
Robert J. Sturgeon    10,000(2)          2.2%           $10.28      08/03/10          $28,402   $ 62,760

----------
(1) The "potential realizable value" shown represents the potential gains based on annual compound stock price appreciation of 5% and 10% from the date of grant through the full option terms, net of exercise price, but before taxes associated with exercise. The amounts represent certain assumed rates of appreciation only, based on the Securities and Exchange Commission rules. Actual gains, if any, on stock option exercises are dependent on the future performance of our Common Stock, overall market conditions and the option holders, continued employment through the vesting period. The amounts reflected in this table may not necessarily be achieved and do not reflect our estimate of future stock price growth.

(2) The option was granted on August 3, 2005 with original vesting of 25% of the shares annually beginning on August 3, 2006; on December 30, 2005, the vesting was accelerated and the option became exercisable in full.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
VALUES

     The following table provides information with respect to option exercises in fiscal year 2005 and the number and value of options at December 31, 2005 by the Named Executive Officers.

                      Shares                                                 Value of Unexercised
                     Acquired              Total Number of Unexercised      In-the-Money Option at
                        on        Value     Options at Fiscal Year End       Fiscal Year End (1)
                     Exercise   Realized   ---------------------------   ---------------------------
       Name             (#)        ($)     Exercisable   Unexercisable   Exercisable   Unexercisable
       ----          --------   --------   -----------   -------------   -----------   -------------
W. Donald Bell            --          --     175,000             --        $290,753             --
James E. Illson       18,000     $79,848     250,500        132,500        $737,675       $364,025
Graeme Watt               --          --      62,500        187,500        $ 75,000       $225,000
Richard J. Jacquet        --          --      60,500         25,000        $ 82,000       $ 82,000
Robert J. Sturgeon    20,339     $71,873      45,798         16,789        $ 34,198       $ 22,560

----------
(1) Based on a market value of the underlying securities of $7.65 at December 31, 2005.

                             STOCK PERFORMANCE GRAPH

     The following graph shows a comparison of cumulative total shareholder return, calculated on a dividend reinvested basis, from December 31, 2000 through December 31, 2005 for Bell Microproducts Inc., the S&P 500 Composite Index ("S&P 500") and the ArcaEx Technology 100 Index ("ArcaEx Tech 100"), formerly known as the PSE Technology 100 Index. The graph assumes that $100 was invested in our Common Stock on December 31, 2000 and in the S&P 500 and the ArcaEx Tech 100 at the closing price on such date. Note that historic stock price performance is not necessarily indicative of future stock price performance. Our stock price on December 31, 2005 was $7.65.

                               (PERFORMANCE GRAPH)

                          12/31/00   12/31/01   12/31/02   12/31/03   12/31/04   12/31/05
                          --------   --------   --------   --------   --------   --------
ArcaEx Tech 100 Index       $100        $84        $56        $86        $96       $103
S&P 500 Index               $100        $88        $69        $88        $98       $103
Bell Microproducts Inc.     $100        $79        $35        $57        $61       $ 48

                                  OTHER MATTERS

     Our Annual Report to shareholders for fiscal year 2005 is being mailed with this proxy statement to shareholders entitled to notice of the meeting. The Annual Report includes the consolidated financial statements, unaudited selected financial data and management's discussion and analysis of financial condition, results of operations and certain information about our executive officers.

     We know of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

                                        BY ORDER OF THE BOARD OF DIRECTORS


                                        ---------------------------------------
                                        James E. Illson
                                        Chief Operating Officer, President of
                                        Americas and Chief Financial Officer

San Jose, California
April 21, 2006

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PROXY                       BELL MICROPRODUCTS INC.                        PROXY

                  PROXY FOR 2006 ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 24, 2006

     The undersigned shareholder of Bell Microproducts Inc. hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement for our 2006 Annual Meeting of Shareholders to be held on Wednesday, May 24, 2006 at 1:00 p.m., local time, at our offices at 1941 Ringwood Avenue, San Jose, California and hereby revokes all previous proxies and appoints W. Donald Bell and James E. Illson, or either of them, will full power of substitution, Proxies and Attorneys-in-Fact, on behalf and in the name of the undersigned, to vote and otherwise represent all of the shares registered in the name of the undersigned at said Annual Meeting, or any adjournment thereof, with the same effect as if the undersigned were present and voting such shares, on the following matters and in the following manner:

     TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE MARK, SIGN
           AND DATE THIS PROXY AND RETURN IT AS PROMPTLY AS POSSIBLE.

                 (Continued, and to be signed on the other side)

                              FOLD AND DETACH HERE

                                           [X] Please mark your votes as this

                                                 WITHHOLD
1.   ELECTION OF DIRECTORS: Nominees W.    FOR   FOR ALL
     Donald Bell, Gordon A. Campbell,      [ ]     [ ]
     Glenn E. Penisten, Edward L.
     Gelbach, James E. Ousley, Eugene B.
     Chaiken, David M. Ernsberger, Mark
     L. Sanders and Roger V. Smith

     INSTRUCTION: If you wish to
     withhold authority to vote for any
     individual nominee, write that
     nominee's name in the space
     provided opposite.

2.   Proposal to ratify the appointment    FOR   AGAINST    ABSTAIN
     of PricewaterhouseCoopers LLP as      [ ]     [ ]        [ ]
     our independent registered public
     accounting firm for the fiscal year
     ending December 31, 2006. In their
     discretion, the Proxies are
     entitled to vote upon such other
     matters as may properly come before   [ ]
     the Annual Meeting or any
     adjournment thereof.

     I PLAN TO ATTEND THE MEETING

THESE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR EACH OF THE ABOVE PERSONS AND PROPOSALS, AND FOR SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AS THE PROXYHOLDERS DEEM ADVISABLE.

Signature(s) __________________________________________ Dated ____________, 2006

(This proxy should be marked, dated and signed by each shareholder exactly as such shareholder's name appears hereon and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. A corporation is requested to sign its name by its President or other authorized officer, with the offices held designated. If shares are held by joint tenants or as community property, both holders should sign.)